Exhibit 10.86

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

EMPLOYEE STOCK PURCHASE PLAN

Instrument of Amendment

THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed this 18th day of May, 2005 by PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (the “Company”).

Statement of Purpose

The Company sponsors the Pharmaceutical Product Development, Inc. Employee Stock Purchase Plan (the “Plan”). The Plan was amended and restated effective July 1, 2005, in part to reflect a change in the method of determining the purchase price for shares under the Plan in order for the Plan to be treated as a noncompensatory plan under the Financial Accounting Standards Board Statement No. 123(R) Share-Based Payment, as revised in 2004 (“FAS 123(R)”). This change would have caused the purchase price to be determined as 95% of the market price of the Company’s common stock on the last day of the applicable “Offering Period” under the Plan, instead of 85% of the market price of the Company’s common stock on either the first day or last day of the applicable Offering Period, whichever is less. Recently, the effective date of FAS 123(R) has been changed from the first fiscal quarter beginning after June 15, 2005 to the first fiscal year beginning after June 15, 2005. The Company desires to amend the Plan as set forth herein to preserve the prior formula for determining the purchase price for all Offering Periods prior to the first Offering Period in which FAS 123(R) will become effective. The amendment set forth herein has been approved by the Company’s Board of Directors in accordance with Section 7.1 of the Plan.

NOW, THEREFORE, Section 3.3 of the Plan is hereby amended effective as of the date hereof as follows:

“Section 3.3. Determination of Purchase Price for Offered Common Stock. For any Offering Period beginning prior to the first Offering Period in which Financial Accounting Standards Board Statement No. 123(R) Share-Based Payment, as revised in 2004 (“FAS 123(R)”) will become effective, the purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be equal to eighty-five percent (85%) of the lesser of:

(a) the Fair Market Value of a share of Common Stock as of the first day of the Offering Period for such Offering; or

(b) the Fair Market Value of a share of Common Stock as of the last day of the Offering Period for such Offering; provided, however, that in no event shall the purchase price be less than the par value of a share of Common Stock.

For any Offering Period in which FAS 123(R) will become effective, the purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock as of the last day of the Offering Period for such Offering; provided, however, that in no event shall the purchase price be less than the par value of a share of Common Stock.”

Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed by its duly authorized officer as of the day and year first above written.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By:	/s/ Fred N. Eshelman
Name:	Fred N. Eshelman
Title:	Chief Executive Officer